UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 16, 2016

Function(x) Inc.
(Exact name of Registrant as specified in its charter)

Delaware	01-13803	33-0637631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

902 Broadway, 11th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip code)
(212) 231-0092
(Registrant’s telephone number including area code)
N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September16, 2016, Function(x) Inc. amended its Certificate of Incorporation (the "Amendment") to effect a reverse stock split of all issued and outstanding shares of common stock at a ratio of 1 for 20 (the "Reverse Stock Split"). Owners of fractional shares outstanding after the Reverse Stock Split will be paid cash for such fractional interests. The effective date of the Reverse Stock Split is September 16, 2016. A copy of the Amendment is filed hereto as Exhibit 3.1 and is incorporated herein by reference.
As previously disclosed on the Company's Current Report on Form 8-K dated September 6, 2016, the Nasdaq Hearings Panel has granted the Company an extension until September 30, 2016 to comply with the minimum stock price requirement. The Company has filed the Amendment and is undertaking the Reverse Stock Split in an effort to comply with such minimum stock price requirement.

Item 8.01 Other Events

On September 16, 2016, the Company issued a press release relating to the reverse split.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit        Description
3.1        Amendment to Certificate of Incorporation of Function(x) Inc.
99.1        Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Function(x) Inc.

Date: September 16, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President